Exhibit 5.1

June 13, 2011

Discovery Communications, LLC

One Discovery Place

Silver Spring, Maryland 20910

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Discovery Communications, LLC, a Delaware limited liability company (the “Company”), in connection with the offer and sale of $650,000,000 aggregate principal amount of the Company’s 4.375% Senior Notes due 2021 (the “Debt Securities”), pursuant to an underwriting agreement dated June 13, 2011 (the “Underwriting Agreement”), among the Company, the Guarantor (as defined below) and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in the Underwriting Agreement. The Debt Securities will be fully and unconditionally guaranteed (the “Guarantee”) by Discovery Communications, Inc., a Delaware corporation (the “Guarantor”). The term “Securities” as used herein shall mean the Debt Securities and the related Guarantee. The Securities will be issued pursuant to an indenture dated as of August 19, 2009 (the “Base Indenture”), among the Company, the Guarantor and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the third supplemental indenture to be dated as of June 20, 2011, among the Company, the Guarantor and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company, the Guarantor and Discovery Communications Holding, LLC filed with the Securities and Exchange Commission (the “Commission”) the registration statement on Form S-3 (File No. 333-160043) under the Securities Act of 1933, as amended (the “Securities Act”), on June 17, 2009 (the “Registration Statement”) and the prospectus dated June 17, 2009 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated June 13, 2011 (the “Preliminary Prospectus Supplement”), and the prospectus supplement dated June 13, 2011 (the “Prospectus Supplement”).

We have examined and relied upon corporate or other proceedings of the Company and the Guarantor regarding the authorization of the execution and delivery of the Indenture, the Underwriting Agreement and the issuance of the Debt Securities, the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Underwriting Agreement and the Indenture. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the

Discovery Communications, LLC

June 13, 2011

Company and the Guarantor, such other agreements and instruments, certificates of public officials, officers of the Company and the Guarantor and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records of the Company and the Guarantor provided to us by the Company and the Guarantor. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company and the Guarantor contained in the Registration Statement are true and correct as to all factual matters stated therein.

In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, and (ii) the Indenture will be a valid and binding obligation of the Trustee. We have also assumed the due authentication of the Securities by the Trustee, that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the sole Member of the Company and the Board of Directors of the Guarantor (or any person acting pursuant to authority properly delegated to such person by the sole Member of the Company or the Board of Directors of the Guarantor) have not taken any action to rescind or otherwise reduce their prior authorization of the issuance of the Securities.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company or the Guarantor of the Indenture or the Securities or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without

Discovery Communications, LLC

June 13, 2011

limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States of America. We express no opinion herein with respect to compliance by the Company or the Guarantor with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when the Debt Securities and Guarantee have been duly executed by the Company and the Guarantor, as the case may be, and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, and subject to the final terms of the Debt Securities and Guarantee complying with then applicable law, not resulting in a default under or a breach of any agreement or instrument binding upon the Company or the Guarantor and complying with any requirement or restriction imposed by any court or governmental entity having jurisdiction over the Company or the Guarantor, the Debt Securities and Guarantee will constitute valid and binding obligations of the Company and the Guarantor, as the case may be, enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

Discovery Communications, LLC

June 13, 2011

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Guarantor’s Current Report on Form 8-K to be filed on or about June 14, 2011, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the related Base Prospectus, Preliminary Prospectus Supplement and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner